UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2005

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49621
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Agreement.

On August 25, 2005, our board of directors, after considering all other potential financing alternatives, determined that it is necessary and in the best interests of the Company to re-price the Company's existing total of 3,767,143 share purchase warrants at such price as is determined by their time of exercise, if any, according to the following staged timeline:

  any share purchase warrants exercised on or before September 9, 2005 shall be exercisable at a price of $0.14 per share;
  any share purchase warrants exercised after September 9, 2005 but on or before September 23, 2005 shall be exercisable at $0.17 per share;
  any share purchase warrants exercised after September 23, 2005 but on or before October 7, 2005 shall be exercisable at $0.20 per share;
  any share purchase warrants exercised after October 7, 2005 but on or before October 21, 2005 shall be exercisable at $0.25 per share, and any share purchase warrants exercised after October 21, 2005 shall be exercisable at the price specified in their original grant.

All warrant holders should obtain independent advice regarding tax and legal consequences of exercising their warrants during the re-pricing periods. All share purchase warrants not exercised shall expire on the date specified in their original grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner
John Hiner, President

Date: August 26, 2005